Exhibit 10.31

AMENDMENT NO. 1
TO THE GLOBAL EAGLE ENTERTAINMENT INC.
2016 INDUCEMENT AND RETENTION STOCK PLAN FOR EMC EMPLOYEES

Adopted December 5, 2016

WHEREAS, Global Eagle Ente1tainment Inc. (the "Company") has established and maintains the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees (the "Plan"); and

WHEREAS, pursuant to Section 9(a) of the Plan, the Committee (as defined in the Plan) has the power to amend the Plan.

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.Amendment. Section 7 of the Plan is hereby amended by adding the following new subsection (d):

"(d) Repricing and Buybacks Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 9(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Nonqualified Stock Option after the date of grant nor cancel, repurchase or replace an outstanding underwater Nonqualified Stock Option in exchange for cash, other Awards, new Nonqualified Stock Options with a lower exercise price or any other cash or equity incentive awards."

2.    No Other Changes. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed by the undersigned.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Stephen Ballas

Name:	Stephen Ballas

Title:	Executive Vice President and General Counsel